UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 7, 2006

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On November 7, 2006, The Neiman Marcus Group, Inc. (the "Company"), a wholly owned subsidiary of Neiman Marcus, Inc. ("NMI"), entered into a purchase agreement pursuant to which it will sell 100% of the membership interests in Kate Spade LLC to Liz Claiborne, Inc. for $124 million, subject to certain adjustments, successful completion of certain regulatory filings, and other customary closing conditions. As previously announced, in October 2006 the Company entered into an agreement under which it will settle the put option exercised by the minority investor in Kate Spade LLC by purchasing the minority investor's entire interest for approximately $59 million. The purchase of such minority investor's interest is expected to occur immediately prior to or simultaneously with the sale of all membership interests to Liz Claiborne, Inc. The Company currently anticipates that the closing of these transactions will occur prior to the end of the Company's second fiscal quarter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: November 10, 2006	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President